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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report which is dated February 23, 2000 (except for the note 18 dated June 8, 2000) related to the consolidated balance sheets of Terra Networks, S.A. and its consolidated affiliates as of December 31, 1999 and 1998, and the related consolidated statements of income for each of the three-year period ended December 31, 1999 (and to all references to our Firm) included in or made part of this registration statement on Form F-4.



ARTHUR ANDERSEN



Madrid, September 21, 2000